UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   August 19, 2010

DEYU AGRICULTURE CORP.
(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 808, Tower A,
Century Centre, 8 North Star Road
Beijing, People’s Republic of China
 (Address of Principal Executive Offices)

(212) 465-2647
86-13828824414
 (Issuer Telephone number)

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Appointment of Directors and Officers

On August 19, 2010, we appointed the following persons to serve as new independent directors of Deyu Agriculture Corp. (the “Company”). We also appointed Dr. Weizhong Cai as the Chief Scientist of the Company. Set forth below is a brief description of our new independent directors and Chief Scientist’s experience subject to the reporting requirements under the federal securities laws.

Name	Age	Position
Al Carmona	51	Independent Director
Longjiang Yuan	47	Independent Director
Timothy C. Stevens	59	Independent Director
Weizhong Cai	48	Chief Scientist

Mr. Al Carmona, Age 51, Independent Director

Mr. Carmona is an independent director of the Company.  During the last 24 years, Mr. Carmona has been with Mars & Co, a high end international strategy consulting firm, during which he served as Executive Vice President and Senior Advisor and has coordinated their Global Business Development Council. With the assistance of Mr. Carmona, Mars & Co. grew to over 250 professionals worldwide. Mr. Carmona has deep experience in a wide variety of areas including cost and supply chain optimization, brand strategy, pricing and demand building optimization, competitive analysis, portfolio optimization, business unit turnarounds, as well as acquisition and divestiture analysis.

Mr. Carmona has a Bachelor of Science degree in Chemical Engineering from Princeton University and a MBA degree from the Wharton Business School, University of Pennsylvania.

Mr. Longjiang Yuan, Age 47, Independent Director

Mr. Yuan is an independent director of the Company. He is an acknowledged expert in agricultural technology and has been serving as the vice director of the Science and Technology Bureau of the Chinese Academy of Agricultural Sciences, the largest and highest agriculture institute in China (“CAAS”). Prior to joining the Company, Mr. Yuan spent 17 years in the Institute of Crop Science of the CAAS, where he was also the senior director of the R&D team for paddy rice genetic breeding technologies as well as a scientist in the science commission. He is the director of the Crop Science Society of China and an expert for the National Crop Variety Approval Committee. From 2002 to 2004, Mr. Yuan was an independent director of the board of Shanxi Tunyu Seed Industry Co., Ltd.

Over the years, Mr. Yuan has participated in and led 13 national R&D programs and has developed 17 new crop breeds. He has published more than 20 academic thesis and 5 books on agricultural sciences. Mr. Yuan was also granted 2 scientific and technological progress awards by the Ministry of Agriculture of China.

Mr. Longjiang Yuan holds a master’s degree in Plant Genetic Breeding from the Graduate School of the Chinese Academy of Agricultural Sciences and a bachelor’s degree in Agriculture from Wan Nan Agriculture University.

Mr. Timothy C. Stevens, Age 59, Independent Director

Mr. Stevens is an independent director of the Company. Mr. Stevens has over 30 years of executive leadership, management, and client service experience with the world’s leading law, public accounting, and management consulting firms. Since 2004, Mr. Stevens served as the Executive Director of Saul Ewing LLP, a Philadelphia law firm where he oversaw all aspects of its day to day business operations with a focus on improving the bottom line and supporting the Firm’s growth strategy and other key objectives. From 1999 to 2003, he served as the Chief Operating Officer and a member of the Management Committee in the Hong Kong and China offices of the international law firm Baker & McKenzie where he was responsible for all operations (other than client service) for Baker & McKenzie’s large Hong Kong and China practice. From 1995 to 1998, Mr. Stevens served in the Chairman’s office as the Finance and Administrative Partner of PricewaterhouseCoopers China, the world’s largest auditing firm, where he supervised the business plans, office openings and expansions as well as the financial management of the firm.

Mr. Stevens graduated from Clifton College and Bristol University in the United Kingdom. He received the ACA qualification from the UK Chartered Accountants’ Qualification Program in 1974. Mr. Stevens is a licensed CPA in Massachusetts as well as being a Hong Kong FCPA.

Dr. Weizhong Cai, Age 48, Chief Scientist

Dr. Cai is the Chief Scientist of the Company. Dr. Cai is currently the professor and tutor of food nutrition and health in the School of Public Health, Peking University.  He is mainly engaged in research and teaching of dietary nutrition and hygiene subjects.

In 1979, Dr. Cai was admitted to the Jiangsu Agricultural University where he obtained his bachelor degree, and he began his research works in 1983. He was later admitted to the Graduate School of Chinese Academy of Agricultural Science and Chinese Agricultural University, where he obtained his master and doctorate degrees respectively. During the years from 1995 to 2001, Dr. Cai participated in the nutrition research in the University of California, Wageningen University, and the Swedish Agricultural University.  His research examined specifically in nutritional metabolism, nutrition analysis and nutrition evaluation, covering the human, food and agriculture.

Dr. Cai focused in the research and management for the Chinese Academy of Agricultural Sciences, China Food Group, China Animal Husbandry Industry Group, the National Development and Reform Commission, and the Public Nutrition and Development Centre.  His current research covers public nutrition, children nutrition, food and beverage nutrition, cereals nutrition, nutrition education, nutrition policy, development of nutritional and functional food.

In addition to his commitment to teaching and promoting learning, Dr. Cai has been extensively involved in the advisory works to the government with regard to promotion works in public nutrition improvement and food nutrition development.  He was invited by the “Outline of the Food Industry Development” in the nutrition science guidance section of the National “Eleventh Five-year” program as a script writer. As the National Children Food Safety Action Expert Team leader and the appointed expert to the Public Nutrition Improvement Projects, Dr. Cai also involved in the management and social promotion works in national nutrition improvement, education, policy, development and children food safety.

Dr. Cai is currently engaged in the research and development of Chinese dietary micronutrient intake system, and scientific catering system projects for infants. As a nutrition and health professional, he published dozens of professional articles in international professional conferences, journals and many media.  As the author, he wrote over 100 articles in public health education and scientific articles for media of newspaper, internet, radio and television. His published works include “Public Nutrition and Social Economic development”, “Advanced Nutrition”, “European Food Safety System”, “China Nutrition Industry Development Report”, and “Colorful Healthy Diet Decoding”, etc.

(c) Family Relationships

There are no family relationships among the officers, directors or independent directors of the Company.

(d) Employment Agreements

We currently have not entered into any employment agreement with our independent directors or Chief Scientist.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 19, 2010, the Board of Directors of the Company (the “Board”) adopted a Code of Conduct applicable to all directors, officers and employees. Pursuant to NASDAQ Rule 5610, the Code of Conduct complies with the definition of a “code of ethics” set out in Section 406(c) of the Sarbanes-Oxley Act of 2002. A copy of the Code of Conduct is attached as Exhibit 14.1 and is incorporated herein.

Item 8.01 Other Events

On August 19, 2010, the Board approved the adoption of an Audit Committee Charter (the “Audit Charter”) and appointed Messers Al Carmona, Longjiang Yuan and Timothy C. Stevens to serve as members of the Company’s audit committee (the “Audit Committee”). Mr. Stevens was appointed as Chairman of the Audit Committee. Pursuant to the Audit Charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, the systems of internal control, the Company’s accounting and financial reporting process, as well as to review and appraise with management the performance of the Company’s independent auditors.  A copy of the Audit Committee Charter is attached as Exhibit 99.1 to this report and is incorporated herein by reference into this Item 8.01.

On August 19, 2010, the Board of Directors of the Company approved the adoption of the procedures for the selection of director nominees.  Pursuant to NASDAQ Rule 5605(e)(1), a majority of the independent directors shall recommend and select the director nominees.

On August 19, 2010, the Board of Directors of the Company approved the adoption of the independent director oversight of Executive Officer compensation.  Pursuant to NASDAQ Rule 5605(d), all matters regarding executive officer compensation shall be submitted for approval or recommendation by a majority of the independent directors.

On August 19, 2010, the Company issued a press release announcing (1) the appointment of Al Carmona, Longjiang Yuan and Timothy C. Stevens as independent directors of the Company; and (2) the appointment of Weizhong Cai as Chief Scientist of the Company. The press release is attached as Exhibit 99.2 to this Current report on Form 8-K.

Item 9.01 Financial Statement and Exhibits

(d)          Exhibits

14.1       Code of Conduct
99.1       Audit Committee Charter adopted August 19, 2010
99.2       Press Release issued by Deyu Agriculture Corp. dated August 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: August 23, 2010	By:	/s/ Jianming Hao
Jianming Hao Chief Executive Officer